EXHIBIT 23.2

The Board of Directors
Security First Network Bank:

We consent to the use of our report included herein and to the reference to our firm under the headings "Experts" and "Certain Federal Income Tax Consequences" in the Proxy Statement/Prospectus.

                                KPMG Peat Marwick LLP

                                /s/ KPMG Peat Marwick LLP

Atlanta, Georgia
July 29, 1998